Exhibit 10.13

AMENDED AND RESTATED SECURITIES TRANSFER AGREEMENT

This Amended and Restated Securities Transfer Agreement (this “Agreement”) is effective as of August 4, 2026 (“Effective Date”) by and between Elevation Group Sponsor LLC, a Delaware limited liability company (the “Transferor”) and Anthony J. Sarkis (the “Transferee”).

RECITALS

WHEREAS, the Transferor and Transferee executed a securities transfer agreement (the “Initial Agreement”) on August 4, 2026; and

WHEREAS, the parties desire to amend and restate in its entirety the Initial Agreement; and;

WHEREAS, Elevation Acquisition Group Inc., a Cayman Islands exempted company (the “Company”) and the Transferee have entered into that certain Amended and Restated Offer Letter Agreement, effective as of August 4, 2026, (the “Offer Letter”) pursuant to which, subject to the terms and conditions thereof, the Transferee is serving as the Chief Executive Officer and a member of the Board of Directors (the “Board”) in connection with the Company’s initial public offering of securities (the “IPO”); and

WHEREAS, the Offer Letter provides that the Transferor will transfer to Transferee 350,000 Class B ordinary shares, $0.0001 par value per share (the “Shares”) of the Company.

NOW, THEREFORE, the parties hereto, for good and valuable consideration which each party acknowledges the receipt of, hereby agree as follows:

1.	Transfer of the Securities.

For the sum of $0.004 per Share, the Transferor hereby agrees to transfer and the Transferee agrees to purchase the Shares as of the Effective Date.

2.	Representations and Warranties of the Transferor.

The Transferor represents and warrants that it has full legal capacity and authority to enter into the Agreement and to transfer the Shares to the Transferee hereunder, and is not bound by any agreement, instrument or governmental order prohibiting such transfer. The Transferor also represents that it is transferring such interests free and clear of all liens and encumbrances other than those created by the terms of the Company’s organizational documents or imposed by applicable federal and state securities laws.

3.	Representations and Warranties of the Transferee.

3.1. Transferee represents and warrants that he is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Transferee is capable of evaluating the merits and risks of his investment in the Transferor and the Company and has the capacity to protect his own interests. Transferee must bear the economic risk of this investment until the underlying shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. Transferee is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Transferee’s investment in the Shares.

3.2. Transferee represents that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

3.3. The Transferee is purchasing the Shares solely for investment purposes, for the Transferee’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Transferee did not decide to enter into this Agreement as a result of any general solicitation or general adverting within the meaning of Rule 502 under the Securities Act.

4.	Forfeitures.

4.1 In the event that the IPO does not close on or prior to December 31, 2026 (a “Termination Event”), the Transferee agrees to immediately transfer back to the Transferor all Shares transferred under the terms of this Agreement. Such transfer shall be executed at the same consideration originally paid by the Transferee for the Shares. The Transferee further agrees to execute and deliver all necessary documentation and take all required actions to effectuate the transfer of the Shares back to the Transferor within five (5) business days of the Termination Event.

4.2 If a Termination Event has not occurred and the underwriters’ over-allotment option in connection with the IPO is not exercised in full by the applicable deadline, the Transferee agrees to forfeit, without consideration, the pro rata portion of the 25,140 Shares held by the Transferee. The forfeiture shall be calculated based on the percentage of the over-allotment option that remains unexercised, relative to the total size of the over-allotment option. For avoidance of doubt, the number of Shares to be forfeited shall be determined as follows:

Forfeiture Amount = 25,140 Shares Held by Transferee x (Unexercised Portion of Over-Allotment Option / Total Over-Allotment Option)

4.3 Any Shares forfeited pursuant to Section 4.2 shall be cancelled by the Company and shall no longer be outstanding or available for issuance. The Transferee acknowledges and agrees that this forfeiture obligation is automatic and non-contingent, and it shall apply regardless of any other agreements or circumstances related to the IPO.

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4.4 If for any 20 trading days within any 30-day period commencing on the closing of the Business Combination and ending on the expiration date (the “Expiration Date”) of the Lock-Up (as defined in that certain Letter Agreement (the form of which is attached hereto as Exhibit A) to be dated as of the effective date of the prospectus for the IPO and which the Transferee will be required to execute as a condition to his continued service as member of the Board and Chief Executive Officer under the Offer Letter), the volume-weighted average price (“VWAP”) of the Company’s or any successor’s Class A Ordinary Shares (“Public Securities”) listed on The Nasdaq Stock Market LLC or another U.S. national securities exchange is below $11.50 per share (the “Threshold”), the Transferee will immediately forfeit 150,000 Shares to the Sponsor for no consideration. If the Transferee is terminated by the Board “for Cause” (as defined below) or the Transferee terminates his services in the absence of a material breach of the Offer Letter by the Company at any time prior to the Expiration Date, the Transferee will immediately forfeit 150,000 Shares to the Sponsor for no consideration. If the Transferee’s services are terminated as a result of his death, disability, or by the Board without “Cause” or by the Transferee in the event of a material breach of the Offer Letter by the Company, prior to the Expiration Date and the VWAP of the Public Securities for any 20 trading days within any 30-day period prior to the Expiration Date is at or above the Threshold, the 150,000 Shares shall not be subject to forfeiture. Notwithstanding the foregoing, the Board may in its sole discretion make equitable downward adjustments to the Threshold.

For purposes of this Agreement, “Cause” means, as determined in a good faith by the independent members of the Board (“Independent Directors”), (i) the Transferee’s material breach of the Offer Letter and, if capable of being cured (as determined by the Independent Directors in good faith), the continuance of such breach for more than 15 days after the Company notifies the Transferee in writing of such breach; (ii) embezzlement or theft of property or Confidential Information of the Company or unauthorized use or disclosure of the Confidential Information of the Company, except as may be required by law (in which event the Transferee shall promptly provide the Company with written notice of such legal requirement which shall be advance written notice where practicable); (iii) the commission by the Transferee of  fraud, willful misconduct, or gross negligence materially adversely affecting the Company and, if capable of being cured (as determined by the Independent Directors in good faith), the continuance of such breach for more than 15 days after the Transferee’s receipt from the Company of written notice thereof; (iv) the Transferee’s conviction of, the indictment for or its procedural equivalent or the entering of a guilty plea or plea of no contest with respect to any felony; or (v) any event that constitutes a material breach by the Transferee of the Transferee’s fiduciary obligations as the Chief Executive Officer of the Company or as a member of the Board of Directors, and, if capable of being cured (as determined by the Independent Directors in good faith), the continuance of such breach for more than 15 days after the Company notifies the Transferee in writing of such breach.

5.	Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

6.	Entire Agreement.

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

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7.	Governing Law.

This Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws principles.

8.	Venue and Jurisdiction.

Any action, suit or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the federal or state courts located in the County of New York, State of New York. Each party irrevocably submits to the exclusive jurisdiction of such courts in any such action, suit or proceeding, and waives any objection based on improper venue or forum non conveniens with respect to any action, suit or proceeding brought in such courts. Each party further agrees that service of process, summons, notice or other document by registered mail to such party’s address set forth herein shall be effective service of process for any action, suit or proceeding brought in any such court.

9.	Modification.

This Agreement may not be amended or supplemented at any time unless by a writing executed by the parties hereto.

10.	Headings.

The headings in this Agreement are solely for convenience or reference and shall not affect its interpretation.

11.	Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile or other electronic transmission, and any such executed facsimile or electronic copy shall be treated as an original.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on September 1, 2026.

Transferor:

Elevation Group Sponsor, LLC

By:	/s/ Mikhail Gurevich
Mikhail Gurevich
Authorized Signatory

Transferee:

/s/ Anthony J. Sarkis
Name: Anthony J. Sarkis

Acknowledged, Consented to and Agreed To By:

Elevation Acquisition Group Inc.

By:	/s/ Jospeh Yankovich
Joseph Yankovich
Chief Financial Officer

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